Press Release February 23, 2022

HollyFrontier Corporation Reports 2021 Fourth Quarter and Full Year Results

•Reported net income attributable to HollyFrontier stockholders of $558.3 million or $3.39 per diluted share and adjusted net income of $250.1 million or $1.52 per diluted share, for the year

•Reported EBITDA of $1,306.9 million and adjusted EBITDA of $915.7 million, for the year

Dallas, Texas, February 23, 2022‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported fourth quarter net loss attributable to HollyFrontier stockholders of $(39.5) million or $(0.24) per diluted share for the quarter ended December 31, 2021, compared to $(117.7) million or $(0.73) per diluted share for the quarter ended December 31, 2020.

The fourth quarter results reflect special items that collectively increased net loss by a total of $21.9 million. On a pre-tax basis, these items include acquisition integration costs of $15.8 million, a lower of cost or market inventory valuation adjustment of $8.7 million and charges related to the Cheyenne Refinery conversion to renewable diesel production, including decommissioning charges of $2.8 million. Excluding these items, adjusted net loss for the fourth quarter was $(17.6) million ($(0.11) per diluted share) compared to $(118.6) million ($(0.74) per diluted share) for the fourth quarter of 2020, which excludes certain items that collectively decreased net loss by $0.9 million for the three months ended December 31, 2020.

HollyFrontier’s CEO, Michael Jennings, commented, “Despite heavy planned and unplanned refining maintenance and weather-related downtime in the fourth quarter, HollyFrontier delivered solid financial results in 2021, highlighted by record earnings in our Lubricants and Specialties business and the closing of our acquisition of the Puget Sound Refinery. Looking forward to 2022, we remain constructive on the macro environment and are focused on the execution of our strategic initiatives: the successful completion and start-up of our renewables business, closing on our acquisition of Sinclair and accelerating returns of capital to our shareholders.”

Refining segment loss before interest and income taxes was $(63.5) million for the fourth quarter of 2021 compared to $(66.1) million in the fourth quarter of 2020. The segment reported EBITDA of $25.0 million for the fourth quarter of 2021 compared to $7.5 million for the fourth quarter of 2020. This increase was driven by stronger product demand, which resulted in a consolidated refinery gross margin of $8.70 per produced barrel, a 116% increase compared to $4.02 for the fourth quarter of 2020. Crude oil charge averaged 421,000 barrels per day (“BPD”) for the fourth quarter of 2021 compared to 379,910 BPD for the fourth quarter of 2020.

Lubricants and Specialty Products segment income before interest and income taxes was $53.7 million for the fourth quarter of 2021 compared to a loss before interest and income taxes of $(54.1) million in the fourth quarter of 2020. The segment reported EBITDA of $74.9 million for the fourth quarter of 2021 compared to $(32.7) million in the fourth quarter of 2020. Fourth quarter of 2020 included a goodwill impairment charge of $81.9 million related to Sonneborn.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $70.8 million for the fourth quarter of 2021 compared to $86.8 million in the fourth quarter of 2020.

For the fourth quarter of 2021, net cash used for operations totaled $332.8 million. At December 31, 2021, the Company's cash and cash equivalents totaled $234.4 million, a $1,247.1 million decrease over cash and cash equivalents of $1,481.6 million at September 30, 2021 inclusive of our purchase of the Puget Sound Refinery. Additionally, the Company's consolidated debt was $3,072.7 million. The Company's debt, exclusive of HEP debt, which is nonrecourse to HollyFrontier, was $1,739.7 million at December 31, 2021.

The Company has scheduled a webcast conference call for today, February 23, 2022, at 8:30 AM Eastern Time to discuss fourth quarter financial results. This webcast may be accessed at: https://events.q4inc.com/attendee/868741482. An audio archive of this webcast will be available using the above noted link through March 9, 2022.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in HEP, a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including subsidiaries of HollyFrontier Corporation.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Forward-looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the Company’s ability to successfully close the pending acquisition by the Company and HEP of Sinclair Oil Corporation and Sinclair Transportation Company (collectively, “Sinclair”, and such transactions, the “Sinclair Transactions”), or once closed, integrate the operations of Sinclair with its existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; the satisfaction or waivers of the conditions precedent to the proposed Sinclair Transactions, including without limitation, regulatory approvals (including clearance by antitrust authorities necessary to complete the Sinclair Transactions on the terms and timeline desired), risks relating to the value of HF Sinclair common stock and the value of HEP’s limited partner common units to be issued at the closing of the Sinclair Transactions from sales in anticipation of closing and from sales by the Sinclair holders following the closing of the Sinclair Transactions; the cost and potential for a delay in closing as a result of litigation against the Company or HEP challenging the Sinclair Transactions; the Company's ability to successfully integrate the operation of the Puget Sound Refinery with the Company's existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing coronavirus (“COVID-19”) pandemic on future demand and increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects, such as the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within capital guidance; the Company's ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; a prolonged economic slowdown due to the COVID-19 pandemic which could result in an impairment of goodwill and/or long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended December 31,		Change from 2020
	2021	2020	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$5,622,667	$2,900,768	$2,721,899	94%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	4,958,160	2,510,845	2,447,315	97
Lower of cost or market inventory valuation adjustment	8,739	(149,212)	157,951	(106)
	4,966,899	2,361,633	2,605,266	110
Operating expenses	430,858	336,077	94,781	28
Selling, general and administrative expenses	111,225	76,041	35,184	46
Depreciation and amortization	134,198	124,879	9,319	7
Goodwill and long-lived asset impairments	—	108,385	(108,385)	(100)
Total operating costs and expenses	5,643,180	3,007,015	2,636,165	88
Loss from operations	(20,513)	(106,247)	85,734	(81)

Other income (expense):
Earnings of equity method investments	3,557	1,461	2,096	143
Interest income	941	1,043	(102)	(10)
Interest expense	(30,955)	(40,604)	9,649	(24)
Gain on foreign currency transactions	1,288	3,119	(1,831)	(59)
Gain on sale of assets and other	2,532	3,034	(502)	(17)
	(22,637)	(31,947)	9,310	(29)
Loss before income taxes	(43,150)	(138,194)	95,044	(69)
Income tax benefit	(26,046)	(43,643)	17,597	(40)
Net loss	(17,104)	(94,551)	77,447	(82)
Less net income attributable to noncontrolling interest	22,426	23,196	(770)	(3)
Net loss attributable to HollyFrontier stockholders	$(39,530)	$(117,747)	$78,217	(66)%

Loss per share:
Basic	$(0.24)	$(0.73)	$0.49	(67)%
Diluted	$(0.24)	$(0.73)	$0.49	(67)%
Cash dividends declared per common share	$—	$0.35	$(0.35)	(100)%
Average number of common shares outstanding:
Basic	162,721	162,151	570	—%
Diluted	162,721	162,151	570	—%

EBITDA	$98,636	$3,050	$95,586	3,134%
Adjusted EBITDA	$126,026	$(21,898)	$147,924	(676)%

	Years Ended December 31,		Change from 2020
	2021	2020	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$18,389,142	$11,183,643	$7,205,499	64%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	15,567,052	9,158,805	6,408,247	70
Lower of cost or market inventory valuation adjustment	(310,123)	78,499	(388,622)	(495)
	15,256,929	9,237,304	6,019,625	65
Operating expenses	1,517,478	1,300,277	217,201	17
Selling, general and administrative expenses	362,010	313,600	48,410	15
Depreciation and amortization	503,539	520,912	(17,373)	(3)
Goodwill and long-lived asset impairments	—	545,293	(545,293)	(100)
Total operating costs and expenses	17,639,956	11,917,386	5,722,570	48
Income (loss) from operations	749,186	(733,743)	1,482,929	(202)

Other income (expense):
Earnings of equity method investments	12,432	6,647	5,785	87
Interest income	4,019	7,633	(3,614)	(47)
Interest expense	(125,175)	(126,527)	1,352	(1)
Gain on business interruption insurance settlement	—	81,000	(81,000)	(100)
Gain on tariff settlement	51,500	—	51,500	—
Gain on sales-type lease	—	33,834	(33,834)	(100)
Loss on early extinguishment of debt	—	(25,915)	25,915	(100)
Gain (loss) on foreign currency transactions	(2,938)	2,201	(5,139)	(233)
Gain on sale of assets and other	98,128	7,824	90,304	1,154
	37,966	(13,303)	51,269	(385)
Income (loss) before income taxes	787,152	(747,046)	1,534,198	(205)
Income tax expense (benefit)	123,898	(232,147)	356,045	(153)
Net income (loss)	663,254	(514,899)	1,178,153	(229)
Less net income attributable to noncontrolling interest	104,930	86,549	18,381	21
Net income (loss) attributable to HollyFrontier stockholders	$558,324	$(601,448)	$1,159,772	(193)%

Earnings (loss) per share:
Basic	$3.39	$(3.72)	$7.11	(191)%
Diluted	$3.39	$(3.72)	$7.11	(191)%
Cash dividends declared per common share	$0.35	$1.40	$(1.05)	(75)%
Average number of common shares outstanding:
Basic	162,569	161,983	586	—%
Diluted	162,569	161,983	586	—%

EBITDA	$1,306,917	$(193,789)	$1,500,706	(774)%
Adjusted EBITDA	$915,665	$412,220	$503,445	122%

Balance Sheet Data

	Years Ended December 31,
	2021	2020
	(In thousands)
Cash and cash equivalents	$234,444	$1,368,318
Working capital	$1,696,990	$1,935,605
Total assets	$12,916,613	$11,506,864
Long-term debt	$3,072,737	$3,142,718
Total equity	$6,294,465	$5,722,203

Segment Information

Our operations are organized into three reportable segments: Refining, Lubricants and Specialty Products and HEP. Our operations that are not included in the Refining, Lubricants and Specialty Products and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo and Woods Cross refineries, HollyFrontier Asphalt Company LLC (“HFC Asphalt”) and also our recently acquired Puget Sound Refinery from the closing date on November 1, 2021 (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. HFC Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma. The Refining segment also included the operations of our Cheyenne Refinery until it permanently ceased petroleum refining operations during the third quarter of 2020.

Beginning in the fourth quarter of 2020, activities associated with the conversion of Cheyenne Refinery to renewable diesel production, along with the construction of renewable diesel and pre-treatment units in Artesia, New Mexico were reported in Corporate and Other. The Cheyenne renewable diesel unit was mechanically complete in the fourth quarter of 2021. The pre-treatment unit is expected to be completed in the first quarter of 2022, and the Artesia renewable diesel unit is expected to be completed in the second quarter of 2022. Beginning in the first quarter of 2022, renewable diesel operations will cease to be reported in Corporate and Other and will be reported under a new Renewables segment.

The Lubricants and Specialty Products segment involves Petro-Canada Lubricants Inc.’s (“PCLI”) production operations, located in Mississauga, Ontario, that include lubricant products such as base oils, white oils, specialty products and finished lubricants and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America, the operations of Red Giant Oil, one of the largest suppliers of locomotive engine oil in North America and the operations of Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment includes all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountain geographic regions of the United States. The HEP segment also includes a 75% ownership interest in UNEV Pipeline, LLC (an HEP consolidated subsidiary), and a 50% ownership interest in each of Osage Pipeline Company, LLC, Cheyenne Pipeline LLC and Cushing Connect Pipeline & Terminal LLC. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended December 31, 2021
Sales and other revenues:
Revenues from external customers	$4,896,994	$699,838	$25,837	$(2)	$5,622,667
Intersegment revenues	168,599	488	92,656	(261,743)	—
	$5,065,593	$700,326	$118,493	$(261,745)	$5,622,667
Cost of products sold (exclusive of lower of cost or market inventory adjustment)	$4,686,200	$510,528	$—	$(238,568)	$4,958,160
Lower of cost or market inventory valuation adjustment	$—	$—	$—	$8,739	$8,739
Operating expenses	$317,831	$69,453	$44,298	$(724)	$430,858
Selling, general and administrative expenses	$36,586	$45,543	$2,973	$26,123	$111,225
Depreciation and amortization	$88,455	$21,268	$20,090	$4,385	$134,198
Income (loss) from operations	$(63,479)	$53,534	$51,132	$(61,700)	$(20,513)
Income (loss) before interest and income taxes	$(63,479)	$53,665	$54,873	$(58,195)	$(13,136)
Net income attributable to noncontrolling interest	$—	$—	$3,190	$19,236	$22,426
Earnings of equity method investments	$—	$—	$3,557	$—	$3,557
Capital expenditures	$46,106	$13,344	$11,403	$194,211	$265,064

Three Months Ended December 31, 2020
Sales and other revenues:
Revenues from external customers	$2,406,214	$462,724	$25,629	$6,201	$2,900,768
Intersegment revenues	74,492	1,554	101,827	(177,873)	—
	$2,480,706	$464,278	$127,456	$(171,672)	$2,900,768
Cost of products sold (exclusive of lower of cost or market inventory adjustment)	$2,326,150	$318,857	$—	$(134,162)	$2,510,845
Lower of cost or market inventory valuation adjustment	$(145,497)	$—	$—	$(3,715)	$(149,212)
Operating expenses	$233,433	$59,609	$37,971	$5,064	$336,077
Selling, general and administrative expenses	$32,621	$36,162	$2,420	$4,838	$76,041
Depreciation and amortization	$73,598	$21,396	$23,350	$6,535	$124,879
Goodwill and long-lived asset impairments	$26,518	$81,867	$—	$—	$108,385
Income (loss) from operations	$(66,117)	$(53,613)	$63,715	$(50,232)	$(106,247)
Income (loss) before interest and income taxes	$(66,117)	$(54,056)	$65,428	$(43,888)	$(98,633)
Net income attributable to noncontrolling interest	$—	$—	$1,124	$22,072	$23,196
Earnings of equity method investments	$—	$—	$1,461	$—	$1,461
Capital expenditures	$45,870	$12,086	$20,641	$38,555	$117,152

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Year Ended December 31, 2021
Sales and other revenues:
Revenues from external customers	$15,734,870	$2,550,624	$103,646	$2	$18,389,142
Intersegment revenues	623,688	9,988	390,849	(1,024,525)	—
	$16,358,558	$2,560,612	$494,495	$(1,024,523)	$18,389,142
Cost of products sold (exclusive of lower of cost or market inventory adjustment)	$14,673,062	$1,815,802	$—	$(921,812)	$15,567,052
Lower of cost or market inventory valuation adjustment	$(318,353)	$—	$—	$8,230	$(310,123)
Operating expenses	$1,090,424	$252,456	$170,524	$4,074	$1,517,478
Selling, general and administrative expenses	$127,563	$170,155	$12,637	$51,655	$362,010
Depreciation and amortization	$334,365	$79,767	$86,998	$2,409	$503,539
Income (loss) from operations	$451,497	$242,432	$224,336	$(169,079)	$749,186
Income (loss) before interest and income taxes	$449,747	$329,203	$267,623	$(138,265)	$908,308
Net income attributable to noncontrolling interest	$—	$—	$7,217	$97,713	$104,930
Earnings of equity method investments	$—	$—	$12,432	$—	$12,432
Capital expenditures	$160,431	$30,878	$88,336	$533,764	$813,409

Year Ended December 31, 2020
Sales and other revenues:
Revenues from external customers	$9,286,658	$1,792,745	$98,039	$6,201	$11,183,643
Intersegment revenues	252,531	10,465	399,809	(662,805)	—
	$9,539,189	$1,803,210	$497,848	$(656,604)	$11,183,643
Cost of products sold (exclusive of lower of cost or market inventory adjustment)	$8,439,680	$1,271,287	$—	$(552,162)	$9,158,805
Lower of cost or market inventory valuation adjustment	$82,214	$—	$—	$(3,715)	$78,499
Operating expenses	$988,045	$216,068	$147,692	$(51,528)	$1,300,277
Selling, general and administrative expenses	$127,298	$157,816	$9,989	$18,497	$313,600
Depreciation and amortization	$324,617	$80,656	$95,445	$20,194	$520,912
Goodwill impairment	$241,760	$286,575	$16,958	$—	$545,293
Income (loss) from operations	$(664,425)	$(209,192)	$227,764	$(87,890)	$(733,743)
Income (loss) before interest and income taxes	$(664,425)	$(209,903)	$251,021	$(4,845)	$(628,152)
Net income attributable to noncontrolling interest	$—	$—	$5,282	$81,267	$86,549
Earnings of equity method investments	$—	$—	$6,647	$—	$6,647
Capital expenditures	$152,726	$32,473	$59,283	$85,678	$330,160

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
December 31, 2021
Cash and cash equivalents	$—	$113,474	$14,381	$106,589	$234,444
Total assets	$9,736,851	$2,073,638	$2,250,115	$(1,143,991)	$12,916,613
Long-term debt	$—	$—	$1,333,049	$1,739,688	$3,072,737

December 31, 2020
Cash and cash equivalents	$3,106	$163,729	$21,990	$1,179,493	$1,368,318
Total assets	$6,203,847	$1,864,313	$2,198,478	$1,240,226	$11,506,864
Long-term debt	$—	$—	$1,405,603	$1,737,115	$3,142,718

Refining Segment Operating Data

As of December 31, 2021, our refinery operations included the El Dorado, Tulsa, Puget Sound, Navajo and Woods Cross Refineries. The refinery operations of the Puget Sound Refinery are included for the period November 1, 2021 (date of acquisition) through December 31, 2021. The following tables set forth information, including non-GAAP (Generally Accepted Accounting Principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of long-lived asset impairment charges, lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	265,770	260,780	260,350	241,140
Refinery throughput (BPD) (2)	287,300	279,670	276,430	257,030
Sales of produced refined products (BPD) (3)	285,250	273,710	265,470	248,320
Refinery utilization (4)	102.2%	100.3%	100.1%	92.7%

Average per produced barrel (5)
Refinery gross margin	$6.18	$1.93	$9.44	$5.17
Refinery operating expenses (6)	5.73	5.42	6.42	5.46
Net operating margin	$0.45	$(3.49)	$3.02	$(0.29)

Refinery operating expenses per throughput barrel (7)	$5.69	$5.30	$6.17	$5.27

Feedstocks:
Sweet crude oil	55%	59%	61%	58%
Sour crude oil	21%	19%	15%	19%
Heavy sour crude oil	17%	15%	18%	17%
Other feedstocks and blends	7%	7%	6%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	54%	52%	52%
Diesel fuels	32%	33%	33%	34%
Jet fuels	6%	4%	5%	4%
Fuel oil	1%	1%	1%	1%
Asphalt	2%	3%	3%	3%
Base oils	4%	4%	4%	4%
LPG and other	2%	1%	2%	2%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2021 (8)	2020	2021 (8)	2020
West Region (Puget Sound, Navajo and Wood Cross Refineries)
Crude charge (BPD) (1)	155,230	119,130	140,370	124,050
Refinery throughput (BPD) (2)	175,440	133,110	155,440	138,050
Sales of produced refined products (BPD) (3)	188,980	144,280	158,630	143,350
Refinery utilization (4)	63.7%	82.2%	82.7%	85.6%

Average per produced barrel (5)
Refinery gross margin	$12.50	$7.98	$13.32	$10.97
Refinery operating expenses (6)	9.63	7.31	8.09	7.07
Net operating margin	$2.87	$0.67	$5.23	$3.90

Refinery operating expenses per throughput barrel (7)	$10.38	$7.93	$9.27	$7.34

Feedstocks:
Sweet crude oil	20%	29%	22%	30%
Sour crude oil	56%	48%	58%	49%
Heavy sour crude oil	2%	—%	1%	—%
Black wax crude oil	11%	12%	10%	11%
Other feedstocks and blends	11%	11%	9%	10%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	56%	57%	54%	56%
Diesel fuels	29%	34%	35%	35%
Jet fuels	4%	—%	1%	—%
Fuel oil	3%	3%	3%	3%
Asphalt	3%	3%	4%	4%
LPG and other	5%	3%	3%	2%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	421,000	379,910	400,720	365,190
Refinery throughput (BPD) (2)	462,740	412,780	431,870	395,080
Sales of produced refined products (BPD) (3)	474,230	417,990	424,100	391,670
Refinery utilization (4)	83.6%	93.8%	93.1%	90.2%

Average per produced barrel (5)
Refinery gross margin	$8.70	$4.02	$10.89	$7.29
Refinery operating expenses (6)	7.28	6.07	7.04	6.05
Net operating margin	$1.42	$(2.05)	$3.85	$1.24

Refinery operating expenses per throughput barrel (7)	$7.47	$6.15	$6.92	$6.00

Feedstocks:
Sweet crude oil	41%	49%	47%	48%
Sour crude oil	34%	29%	31%	29%
Heavy sour crude oil	12%	10%	12%	11%
Black wax crude oil	4%	4%	4%	4%
Other feedstocks and blends	9%	8%	6%	8%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Consolidated
Sales of produced refined products:
Gasolines	54%	55%	53%	54%
Diesel fuels	31%	33%	34%	34%
Jet fuels	6%	3%	4%	3%
Fuel oil	1%	2%	1%	1%
Asphalt	3%	3%	3%	4%
Base oils	2%	2%	2%	2%
LPG and other	3%	2%	3%	2%
Total	100%	100%	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including HFC Asphalt) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity ("BPSD"). As a result of our acquisition of the Puget Sound Refinery on November 1, 2021, our consolidated crude capacity increased from 405,000 BPSD to 554,000 BPSD.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total Mid-Continent and West regions operating expenses, exclusive of long-lived asset impairment charges and depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7)Represents total Mid-Continent and West regions operating expenses, exclusive of long-lived asset impairment charges and depreciation and amortization, divided by refinery throughput.
(8)We acquired the Puget Sound Refinery on November 1, 2021. Refining operating data for the quarter and year ended December 31, 2021 includes crude oil and feedstocks processed and refined products sold at our Puget Sound Refinery for the period November 1, 2021 through December 31, 2021 only, averaged over the 92 days and 365 days in the quarter and year ended December 31, 2021, respectively.

Lubricants and Specialty Products Segment Operating Data

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Lubricants and Specialty Products
Throughput (BPD)	18,760	21,425	19,177	19,645
Sales of produced products (BPD)	35,120	33,559	34,016	32,902

Sales of produced products:
Finished products	46%	49%	51%	49%
Base oils	26%	28%	27%	26%
Other	28%	23%	22%	25%
Total	100%	100%	100%	100%

Our Lubricants and Specialty Products segment includes base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward, referred to as “Rack Back.” “Rack Forward” includes the purchase of base oils and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties. Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three Months Ended December 31, 2021
Sales and other revenues	$307,018	$631,221	$(237,913)	$700,326
Cost of products sold	$202,124	$546,317	$(237,913)	$510,528
Operating expenses	$33,977	$35,476	$—	$69,453
Selling, general and administrative expenses	$7,360	$38,183	$—	$45,543
Depreciation and amortization	$8,183	$13,085	$—	$21,268
Income (loss) from operations	$55,374	$(1,840)	$—	$53,534
Income (loss) before interest and income taxes	$55,374	$(1,709)	$—	$53,665
EBITDA	$63,557	$11,376	$—	$74,933

Three Months Ended December 31, 2020
Sales and other revenues	$143,786	$426,407	$(105,915)	$464,278
Cost of products sold	$110,351	$314,421	$(105,915)	$318,857
Operating expenses	$26,760	$32,849	$—	$59,609
Selling, general and administrative expenses	$5,680	$30,482	$—	$36,162
Depreciation and amortization	$6,908	$14,488	$—	$21,396
Goodwill impairment	$—	$81,867	$—	$81,867
Loss from operations	$(5,913)	$(47,700)	$—	$(53,613)
Loss before interest and income taxes	$(5,913)	$(48,143)	$—	$(54,056)
EBITDA	$995	$(33,655)	$—	$(32,660)

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Year Ended December 31, 2021
Sales and other revenues	$1,005,152	$2,378,332	$(822,872)	$2,560,612
Cost of products sold	$646,107	$1,992,567	$(822,872)	$1,815,802
Operating expenses	$120,750	$131,706	$—	$252,456
Selling, general and administrative expenses	$27,071	$143,084	$—	$170,155
Depreciation and amortization	$28,093	$51,674	$—	$79,767
Income from operations	$183,131	$59,301	$—	$242,432
Income before interest and income taxes	$269,149	$60,054	$—	$329,203
EBITDA	$297,242	$111,728	$—	$408,970

Year Ended December 31, 2020
Sales and other revenues	$505,424	$1,667,809	$(370,023)	$1,803,210
Cost of products sold	$456,194	$1,185,116	$(370,023)	$1,271,287
Operating expenses	$96,463	$119,605	$—	$216,068
Selling, general and administrative expenses	$22,276	$135,540	$—	$157,816
Depreciation and amortization	$29,071	$51,585	$—	$80,656
Goodwill impairment	$167,017	$119,558	$—	$286,575
Income (loss) from operations	$(265,597)	$56,405	$—	$(209,192)
Income (loss) before interest and income taxes	$(265,597)	$55,694	$—	$(209,903)
EBITDA	$(236,526)	$107,279	$—	$(129,247)

(1)Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward.
(2)Rack Forward activities include the purchase of base oils from Rack Back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.
(3)Intra-segment sales of Rack Back produced base oils to rack forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items ("Adjusted EBITDA") to amounts reported under generally accepted accounting principles ("GAAP") in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) gain on sale of real property, (iii) goodwill impairment, (iv) HollyFrontier's pro-rata share of gain on business interruption insurance settlement, (v) long-lived asset impairment, inclusive of pro-rata share of impairment in HEP segment, (vi) HollyFrontier's pro-rata share of HEP's gain on sales-type leases, (vii) HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt, (viii) severance costs, (ix) restructuring charges, (x) Cheyenne Refinery LIFO inventory liquidation costs, (xi) decommissioning costs, (xii) pre-close acquisition integration costs, (xiii) acquisition integration and regulatory costs and (xiv) gain on tariff settlement.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(In thousands)
Net income (loss) attributable to HollyFrontier stockholders	$(39,530)	$(117,747)	$558,324	$(601,448)
Add (subtract) income tax expense (benefit)	(26,046)	(43,643)	123,898	(232,147)
Add interest expense	30,955	40,604	125,175	126,527
Subtract interest income	(941)	(1,043)	(4,019)	(7,633)
Add depreciation and amortization	134,198	124,879	503,539	520,912
EBITDA	$98,636	$3,050	$1,306,917	$(193,789)
Add (subtract) lower of cost or market inventory valuation adjustment	8,739	(149,212)	(310,123)	78,499
Subtract gain on sale of real property	—	—	(86,018)	—
Add goodwill impairment	—	81,867	—	81,867
Subtract HollyFrontier's pro-rata share of gain on business interruption insurance settlement	—	—	—	(77,143)
Add long-lived asset impairment, inclusive of pro-rata share of impairment in HEP segment	—	26,518	—	456,058
Subtract HollyFrontier's pro-rata share of HEP's gain on sales-type leases	—	—	—	(19,134)
Add HollyFrontier's pro-rata share of HEP's loss on early extinguishment of debt	—	—	—	14,656
Add severance costs	82	296	988	3,842
Add restructuring charges	—	—	7,813	3,679
Add Cheyenne Refinery LIFO inventory liquidation costs	—	3,129	923	36,943
Add decommissioning costs	2,774	12,439	25,835	24,748
Add pre-close acquisition integration costs	12,278	—	17,313	—
Add acquisition integration and regulatory costs	3,517	15	3,517	1,994
Subtract gain on tariff settlement	—	—	(51,500)	—
Adjusted EBITDA	$126,026	$(21,898)	$915,665	$412,220

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended December 31,		Years Ended December 31,
Refining Segment	2021	2020	2021	2020
	(In thousands)
Income (loss) before interest and income taxes (1)	$(63,479)	$(66,117)	$449,747	$(664,425)
Add depreciation and amortization	88,455	73,598	334,365	324,617
EBITDA	$24,976	$7,481	$784,112	$(339,808)
Add (subtract) lower of cost or market inventory valuation adjustment	—	(145,497)	(318,353)	82,214
Add long-lived asset impairment	—	26,518	—	241,760
Add severance costs	—	—	—	3,546
Add restructuring charges	—	—	—	2,009
Add Cheyenne Refinery LIFO inventory liquidation costs	—	—	—	33,814
Add decommissioning costs	—	—	—	12,309
Adjusted EBITDA	$24,976	$(111,498)	$465,759	$35,844

(1)Income (loss) before interest and income taxes of our Refining segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three Months Ended December 31, 2021
Income (loss) before interest and income taxes (1)	$55,374	$(1,709)	$53,665
Add depreciation and amortization	8,183	13,085	21,268
EBITDA	$63,557	$11,376	$74,933

Three Months Ended December 31, 2020
Loss before interest and income taxes (1)	$(5,913)	$(48,143)	$(54,056)
Add depreciation and amortization	6,908	14,488	21,396
EBITDA	$995	$(33,655)	$(32,660)
Add goodwill impairment	—	81,867	81,867
Adjusted EBITDA	$995	$48,212	$49,207

Year Ended December 31, 2021
Income before interest and income taxes (1)	$269,149	$60,054	$329,203
Add depreciation and amortization	28,093	51,674	79,767
EBITDA	297,242	111,728	408,970
Subtract gain on sale of real property	(86,018)	—	(86,018)
Add restructuring charges	$1,079	$6,734	$7,813
Adjusted EBITDA	$212,303	$118,462	$330,765

Year Ended December 31, 2020
Income (loss) before interest and income taxes (1)	$(265,597)	$55,694	$(209,903)
Add depreciation and amortization	29,071	51,585	80,656
EBITDA	(236,526)	107,279	(129,247)
Add goodwill impairment	167,017	119,558	286,575
Adjusted EBITDA	$(69,509)	$226,837	$157,328

(1)Income (loss) before interest and income taxes of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total refining segment revenues less total refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of long-lived asset impairment charges, lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$1.42	$(2.05)	$3.85	$1.24
Add average refinery operating expenses per produced barrel sold	7.28	6.07	7.04	6.05
Refinery gross margin per produced barrel sold	$8.70	$4.02	$10.89	$7.29
Times produced barrels sold (BPD)	474,230	417,990	424,100	391,670
Times number of days in period	92	92	365	366
Refining gross margin	$379,574	$154,589	$1,685,734	$1,045,030
Add (subtract) rounding	(181)	(33)	(238)	523
West and Mid-Continent regions gross margin	379,393	154,556	1,685,496	1,045,553
Add West and Mid-Continent regions cost of products sold	4,686,200	2,326,150	14,673,062	7,992,047
Add Cheyenne Refinery sales and other revenues	—	—	—	501,589
Refining segment sales and other revenues	5,065,593	2,480,706	16,358,558	9,539,189
Add lubricants and specialty products segment sales and other revenues	700,326	464,278	2,560,612	1,803,210
Add HEP segment sales and other revenues	118,493	127,456	494,495	497,848
Subtract corporate, other and eliminations	(261,745)	(171,672)	(1,024,523)	(656,604)
Sales and other revenues	$5,622,667	$2,900,768	$18,389,142	$11,183,643

Reconciliation of average refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$7.28	$6.07	$7.04	$6.05
Times produced barrels sold (BPD)	474,230	417,990	424,100	391,670
Times number of days in period	92	92	365	366
Refining operating expenses	$317,620	$233,422	$1,089,767	$867,275
Add (subtract) rounding	211	11	657	(381)
West and Mid-Continent regions operating expenses	317,831	233,433	1,090,424	866,894
Add Cheyenne Refinery operating expenses	—	—	—	121,151
Total refining segment operating expenses	317,831	233,433	1,090,424	988,045
Add lubricants and specialty products segment operating expenses	69,453	59,609	252,456	216,068
Add HEP segment operating expenses	44,298	37,971	170,524	147,692
Add (subtract) corporate, other and eliminations	(724)	5,064	4,074	(51,528)
Operating expenses (exclusive of depreciation and amortization)	$430,858	$336,077	$1,517,478	$1,300,277

Reconciliation of net income (loss) attributable to HollyFrontier stockholders to adjusted net income (loss) attributable to HollyFrontier stockholders

Adjusted net income (loss) attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, gain on sale of real property, goodwill and long-lived asset impairments, gain on business interruption insurance settlement, HEP's gain on sales-type leases, HEP's loss on early extinguishment of debt, severance costs, restructuring charges, Cheyenne Refinery LIFO inventory liquidation costs, decommissioning costs, pre-close acquisition integration costs, acquisition integration and regulatory costs and gain on tariff settlement. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(Dollars in thousands, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$(43,150)	$(138,194)	$787,152	$(747,046)
Income tax expense (benefit)	(26,046)	(43,643)	123,898	(232,147)
Net income (loss)	(17,104)	(94,551)	663,254	(514,899)
Less net income attributable to noncontrolling interest	22,426	23,196	104,930	86,549
Net income (loss) attributable to HollyFrontier stockholders	(39,530)	(117,747)	558,324	(601,448)

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	8,739	(149,212)	(310,123)	78,499
Gain on sale of real property	—	—	(86,018)	—
Gain on business interruption insurance settlement	—	—	—	(81,000)
Goodwill and long-lived asset impairments	—	108,385	—	545,293
HEP's gain on sales-type lease	—	—	—	(33,834)
HEP's loss on early extinguishment of debt	—	—	—	25,915
Severance costs	82	296	988	3,842
Restructuring charges	—	—	7,813	3,679
Cheyenne Refinery LIFO inventory liquidation costs	—	3,129	923	36,943
Decommissioning costs	2,774	12,439	25,835	24,748
Pre-close acquisition and regulatory costs	12,278	—	17,313	—
Acquisition integration and regulatory costs	3,517	15	3,517	1,994
Gain on tariff settlement	—	—	(51,500)	—
Total adjustments to income (loss) before income taxes	27,390	(24,948)	(391,252)	606,079
Adjustment to income tax expense (benefit) (1)	5,443	(24,077)	(83,049)	144,424
Adjustment to net income attributable to noncontrolling interest	—	—	—	70
Total adjustments, net of tax	21,947	(871)	(308,203)	461,585

Adjusted results - Non-GAAP:
Adjusted income (loss) before income taxes	(15,760)	(163,142)	395,900	(140,967)
Adjusted income tax expense (benefit) (2)	(20,603)	(67,720)	40,849	(87,723)
Adjusted net income (loss)	4,843	(95,422)	355,051	(53,244)
Less net income attributable to noncontrolling interest	22,426	23,196	104,930	86,619
Adjusted net income (loss) attributable to HollyFrontier stockholders	$(17,583)	$(118,618)	$250,121	$(139,863)
Adjusted earnings (loss) per share - diluted (3)	$(0.11)	$(0.74)	$1.52	$(0.87)

(1)Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(Dollars in thousands)

Non-GAAP income tax expense (benefit) (2)	$(20,603)	$(67,720)	$40,849	$(87,723)
Subtract GAAP income tax expense (benefit)	(26,046)	(43,643)	123,898	(232,147)
Non-GAAP adjustment to income tax expense	$5,443	$(24,077)	$(83,049)	$144,424

(2)Non-GAAP income tax expense (benefit) is computed by a) adjusting HFC's consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and c) adjusting for discrete tax items applicable to the period.
(3)Adjusted earnings per share - diluted is calculated as adjusted net income (loss) attributable to HollyFrontier stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is the same as that used in GAAP diluted earnings per share calculation..

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
	(Dollars in thousands)
GAAP:
Income before income taxes	$(43,150)	$(138,194)	$787,152	$(747,046)
Income tax expense	$(26,046)	$(43,643)	$123,898	$(232,147)
Effective tax rate for GAAP financial statements	60.4%	31.6%	15.7%	31.1%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	70.4%	9.9%	(5.4)%	31.1%
Effective tax rate for adjusted results	130.8%	41.5%	10.3%	62.2%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HollyFrontier Corporation
214-954-6510